Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Name	State or Other Jurisdiction of Incorporation or Organization
.CO Internet S.A.S.	Colombia
123-Reg Limited	United Kingdom
Afternic Services, LLC	Delaware
Air Row Gear LLC	Delaware
ARI MENA FZ-LLC	United Arab Emirates
Bayern Connect GmbH	Germany
Beijing GoDaddy Registry Technology Ltd.	China
Beijing MMX Tech Co. Ltd	China
Blue Razor Domains, LLC	Delaware
Bombora Technologies Pty Ltd	Australia
Brand Safety Alliance LLC	Delaware
CallCatchers Inc.	Delaware
Dan.com, LLC	Delaware
Datadock SARL	France
Desert Newco, LLC	Delaware
DomainFactory GmbH	Germany
DomainMonster.com, LLC	Delaware
Domains By Proxy, LLC	Delaware
Europe Domains/Hosting Services, Ltd.	United Kingdom
GD Finance Co, LLC	Delaware
GD UK Holdings Sub, Ltd	Jersey
GD UK Holdings, Ltd	United Kingdom
Go Australia Domains, LLC	Delaware
Go Canada Domains, LLC	Delaware
Go China Domains, LLC	Delaware
Go Daddy Domains Canada, Inc.	Canada
Go Daddy East, LLC	Delaware
Go Daddy Europe Limited	United Kingdom
Go Daddy India Domains and Hosting Services Private Limited	India
Go Daddy Mexico, S. de R.L. de C.V.	Mexico
Go Daddy Netherlands B.V.	Netherlands
Go Daddy Operating Company, LLC	Delaware
Go Daddy Singapore Pte. Ltd.	Singapore
Go France Domains, LLC	Delaware
Go Montenegro Domains, LLC	Delaware
GoDaddy Bulgaria EOOD	Bulgaria
GoDaddy Corporate Domains Canada, Ltd.	Canada
GoDaddy Corporate Domains, LLC	New York
GoDaddy Deutschland GmbH	Germany
GoDaddy Hong Kong Limited	Hong Kong
GoDaddy Iberia, S.L.U.	Spain
GoDaddy Israel Web Services Ltd.	Israel

GoDaddy Media Temple Inc.	California
GoDaddy Middle East and Africa DMCC	United Arab Emirates
GoDaddy Mobile LLC	Delaware
GoDaddy MSH Inc.	Delaware
GoDaddy Online Services Australia Pty Limited	Australia
GoDaddy Online Services Canada, Inc.	Canada
GoDaddy Online Services Cayman Islands Ltd.	Cayman Islands
GoDaddy Online Services Japan G.K.	Japan
GoDaddy Online Services Netherlands B.V.	Netherlands
GoDaddy Payment Services Canada Inc.	Canada
GoDaddy Payments Europe Limited	Ireland
GoDaddy Payments UK Ltd.	United Kingdom
GoDaddy Payments, LLC	Delaware
GoDaddy Registry APAC Pte. Ltd.	Singapore
GoDaddy Registry Asia Pacific (Australia) Pty Ltd	Australia
GoDaddy Registry Australia Holdings Pty Ltd	Australia
GoDaddy Registry Australia Pty Ltd	Australia
GoDaddy Registry Holdings, LLC	Delaware
GoDaddy Registry Vanuatu Ltd	Vanuatu
GoDaddy Sellbrite Inc.	Delaware
GoDaddy Services S.R.L.	Romania
GoDaddy Servicos Online do Brasil Ltda.	Brazil
GoDaddy Turkey Web Servisleri Limited Sirketi	Turkey
GoDaddy WP Europe d.o.o. Beograd	Serbia
GoDaddy.com, LLC	Delaware
Heart Internet Limited	United Kingdom
Host Europe Finance Co. Limited	Jersey
Host Europe GmbH	Germany
Host Europe Group Limited	United Kingdom
Host Europe Holdings Limited	Jersey
Host Europe Investments Limited	United Kingdom
Host Europe Suisse AG	Switzerland
ICM Registry AD LLC	Delaware
ICM Registry PN LLC	Delaware
ICM Registry SX LLC	Delaware
ICM Registry, LLC	Delaware
Identity Protect Limited	United Kingdom
International Online Services Australia Pty Limited	Australia
International Online Services Japan G.K.	Japan
International Servicos Online do Brasil Ltda	Brazil
Lantirn Incorporated	California
Mesh Digital Limited	United Kingdom
Minds + Machines GmbH	Germany
NameFind Cayman Islands Ltd.	Cayman Islands
NameFind Domains Canada ULC	Canada
Namefind LLC	Delaware
Online Services Netherlands B.V.	Netherlands

Over Labs (SA) Pty Ltd	South Africa
Pagely, LLC	Delaware
Paragon Internet Group Limited	United Kingdom
Persistent Cache Pty Ltd	Australia
Poynt Co B.V.	Netherlands
Poynt, LLC	Delaware
Poyntpos Systems Private Limited	India
Registry Services, LLC	Delaware
Shanghai Universal Information Technology Consulting Co., Ltd	China
Special Domain Services, LLC	Delaware
Starfield Technologies, LLC	Delaware
Stichting DAN Domain Transfer Foundation	Netherlands
Undeveloped B.V.	Netherlands
Universal Domains and Hosting Services India Private Limited	India
Universal Services India Private Limited	India
velia.net (HK) Ltd	Hong Kong
Webfusion Internet Solutions Limited	United Kingdom
Wild West Domains Canada, Inc.	Canada
Wild West Domains, LLC	Delaware
WorldHostingDays USA LLC	Delaware
WorldHostingDays GmbH	Germany